EXHIBIT (10-10)

Summary of the Company’s Short Term Achievement Reward Program and Related Correspondence and Terms and Conditions

SHORT TERM ACHIEVEMENT REWARD PROGRAM

The Short Term Achievement Reward (“STAR”) Program is The Procter & Gamble Company’s (the “Company”) annual bonus program designed to motivate and reward employees for achieving outstanding short term business results for the Company and its subsidiaries. STAR awards are made pursuant to authority delegated to the Compensation & Leadership Development Committee (the “C&LD Committee”) by the Board of Directors for awarding compensation to the Company’s principal officers and for making awards under the Procter & Gamble 2009 Stock and Incentive Compensation Plan (the “2009 Plan”) or any successor stock plan approved in accordance with applicable listing standards.

I.	ELIGIBILITY

Employees at Band 3 or above and who worked at least 28 days (four calendar weeks) during the applicable fiscal year are eligible to participate. Eligible employees who do not work a full schedule (e.g., leaves of absence, disability, and less-than-full time schedules) in the fiscal year in which the award is payable may have awards pro-rated.

II.	CALCULATION

The individual STAR Award is calculated as follows:

(STAR Target) x (Business Unit Performance Factor) x (Total Company Performance Factor)

•	The STAR Target for each participant is calculated as:

(Base Salary) x (STAR Target percent)

Base Salary at the end of the applicable fiscal year is used to calculate the STAR award.

Generally, the STAR Target Percent is dependent on the individual’s position and level (Band) in the organization. The STAR Target percent for participants at Band 7 or above is set by the C&LD Committee. The STAR Target percent for all other participants is set by the Chief Executive Officer, with the concurrence of the Global Human Resources Officer, pursuant to authority delegated to them by the C&LD Committee. If an individual’s position and/or level changes during a fiscal year, and that change results in a new STAR Target Percent, the STAR Target Percent is pro-rated according to the amount of time in each position/level during the fiscal year.

The Business Unit Performance Factor is based on the fiscal year success for the appropriate STAR business unit. The STAR business units are defined by the Global Human Resources Officer and may consist of business categories, segments, geographies, functions, organizations or a combination of one or more of these items. The STAR business units will be defined within ninety (90) days of the beginning of the fiscal year, but may be adjusted as necessary to reflect business and/or organizational changes (e.g., reorganization, acquisition, merger, divestiture, etc.). The Business Unit Performance Factors can range from 53% to 167% with a target of 100%. In general, a committee consisting of at least two of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Global Human Resources Officer and/or the Chief Operating Officer (the “STAR Committee”), conducts a comprehensive retrospective assessment of the fiscal year performance of each STAR business unit against previously established goals for one or more of the following measures: Operating Total Shareholder Return, Key Competitor Comparison, After

Tax Profit, Operating Cash Flow, Value Share, Volume, Net Outside Sales, Customer spending effectiveness, SRAP cost progress, Transportation and warehouse cost progress, Internal controls, Accounts receivable payscore (collection effectiveness), Organization Head Self Assessment, and Cross Organization Assessment. The STAR Committee makes a recommendation of an appropriate Business Unit Performance Factor to the C&LD Committee. There may also be other factors significantly affecting STAR business unit results positively or negatively which can be considered by the STAR Committee when making its recommendation. No member of the STAR Committee makes any recommendation or determination as to their own STAR award. As a result, there are certain instances in which a Business Unit Performance Factor recommendation to the C&LD Committee must be made exclusively by the Chief Executive Officer.

•

The Total Company Performance Factor is based on the total Company’s success during the fiscal year and ranges from 80% to 130%, with a target of 100%. The same Total Company Performance Factor is applied to all STAR award calculations, regardless of STAR business unit. It is determined using a matrix which compares results against pre-established goals for fiscal year organic sales growth and core earnings per share (“EPS”) growth for the fiscal year.

While the STAR Committee makes recommendations to the C&LD Committee regarding the Business Unit and Total Company performance factors to be applied to all STAR awards (except those for the STAR Committee members), only the final award amounts for principal officers are approved specifically by the C&LD Committee. The C&LD Committee has delegated the approval of STAR awards for other participants to the Chief Executive Officer. The C&LD Committee has discretion to use, increase or decrease the performance factors recommended by the STAR Committee and/or to choose not to pay STAR awards during a given year.

Each year the C&LD Committee approves a cash pool for STAR awards equal to a percentage of profit, and the C&LD Committee sets a limit on the portion of that pool which can be awarded to each of the Named Executives subject to Section 162(m) of the Internal Revenue Service code. This ensures that any STAR awards paid to such executives are fully tax deductible by the Company.

III.	TIMING AND FORM

STAR awards are determined after the close of the fiscal year and are paid on or about September 15. The award form choices and relevant considerations are explained in payment preference materials generally in the form of Appendix 1. Participants receive written notice of their award detailing the calculation, generally in the form of Appendix 2. The grant letters used for those employees who elect to receive awards in stock options or restricted stock units are generally in the form of Appendix 3.

Generally, STAR awards are paid in cash. However, before the end of the calendar year preceding the award date, eligible participants can elect to receive their STAR award in forms other than cash. Alternatives to cash include stock options, local deferral programs (depending on local regulations in some countries), or restricted stock units and/or deferred compensation (for participants also in the Business Growth Program). The Company converts cash to other forms of payment (e.g., stock options, restricted stock units, etc.) using a conversion factor that is reviewed and approved by the C&LD Committee annually. Any STAR award paid in stock options, restricted stock units or other form of equity shall be awarded pursuant to this program and the terms and conditions of the 2009 Plan or any successor stock plan approved in accordance with applicable listing standards, as they may be revised from time to time.

IV.	SEPARATION FROM THE COMPANY

•

Retirement, Death or Special Separation with a Separation Package: If a participant worked at least 28 days (4 calendar weeks) during the fiscal year, the STAR award is pro-rated by dividing the number of calendar days the participant was an “active employee” during the fiscal year by 365.

•	Voluntary Resignation or Termination for cause: Separating employees must have been active employees as of June 30 (the close of the fiscal year for which the award is payable) to receive an award.

Eligible participants who have left the Company will receive a cash payment (equity such as stock options and RSUs can only be issued to active employees) on the same timing as STAR awards or as soon thereafter as possible.

V.	CHANGE IN CONTROL

Notwithstanding the foregoing, if there is a Change in Control in any fiscal year, STAR awards will be calculated in accordance with Section II above, but each factor will be calculated for the period from the beginning of the fiscal year in which a Change in Control occurred up to and including the date of such Change in Control (“CIC Period”). “Change in Control” shall have the same meaning as defined in the 2009 Plan or any successor stock plan.

VI.	GENERAL TERMS AND CONDITIONS

While any STAR award amount received by one individual for any year shall be considered as earned remuneration in addition to salary paid, it shall be understood that this plan does not give to any officer or employee any contract rights, express or implied, against any Company for any STAR award or for compensation in addition to the salary paid to him or her, or any right to question the action of the Board of Directors or the C&LD or STAR Committees.

Each award to the Chairman of the Board, Chief Executive Officer, Vice-Chairs, Group Presidents, Presidents, Global Function Heads and Senior Vice Presidents and equivalents, made pursuant to this plan, is subject to the Senior Executive Recoupment Policy adopted by the C&LD Committee in December 2006.

This program document may be amended at any time by the C&LD Committee.

Appendix 1: Payment Preference Materials for STAR Awards

[DATE]

[NAME]

Subject: Preferences for [YEAR] STAR Payments and Deferred Compensation Choices

Your choices for the awards are:

September [YEAR] STAR Award

•	Cash

•	Stock Options

•	Restricted Stock Units (for BGP participants only) – no forfeiture provision

•	Deferred Compensation (for BGP participants only)

Attached you will find an election form to be returned to [NAME].

Please keep the following in mind as you consider your choices:

•	It is recommended that you consult legal/tax/financial advisors to determine the appropriate award form(s) for your personal situation.

•	While your selection will be given consideration, it is not binding on the Company until approved by the Compensation & Leadership Development Committee of the Board of Directors.

IF YOU MISS THE [DATE] DEADLINE, YOU WILL RECEIVE THE DEFAULT (CASH).

[NAME]

[YEAR] EXECUTIVE COMPENSATION AWARD FORM PREFERENCES

[YEAR] STAR Award Payable [DATE] [YEAR] Preference Selection

Cash	%
Stock Options	%
Restricted Stock Units	%	(Select year you want shares delivered, e.g., [YEAR], or one year after retirement)
Deferred Compensation	%
Total	100%

•	You must be an active employee as of the award date to receive any non-cash award

•

Any election by you to delay the settlement date of your RSUs does not in any way alter or amend the terms of The Procter & Gamble 2009 Stock and Incentive Compensation Plan, any successor plan(s) under which awards are granted, the Regulations of the Compensatoin and Leadership Development Committee of the Board of Directors and/or the Statement of Terms and Conditions for Restricted Stock Units pursuant to which the subject RSUs were granted.

•

Your signature below indicates your agreement that any awards granted or paid pursuant to the STAR and/or BGP programs will be subject to the terms of the Senior Executive Officer Recoupment Policy. This Policy provides that in the event of a significant restatement of financial results, if compensation paid pursuant to STAR and/or BGP would have been lower based on restated results, the Compensation and Leadership Development Committee may seek to recoup from the senior executive officers some or all of the compensation paid pursuant to STAR and/or BGP. A copy of the policy is available from [NAME].

•	All elections are irrevocable after [DATE].

Signature	Date

Return form to [NAME]

Appendix 2: STAR Award Letter

[DATE]

Fellow P&G Leaders:

I am pleased to announce the average STAR award for [YEAR] is [NUMBER] % of target. STAR awards are a determined based on your individual Business Unit Performance Factor and a Total Company Factor. Business Unit Performance Factors are decided by the STAR Committee based on a retrospective assessment of each unit’s performance. The Total Company Factor is calculated based on P&G’s organic sales growth and earnings per share. [EXPLANATION OF COMPANY RESULTS and COMPARISON TO PREVIOUS YEAR]

Actual STAR awards as a percentage of target [HISTORICAL COMPARISON OF RESULTS TO PREVIOUS YEAR(S)]

By remaining choiceful, focused, and disciplined, we can look forward to future success. Well done! Thanks.

[NAME]

Personal & Confidential

Individual Award Summary

[NAME]

Your STAR Award is [NUMBER] payable in [FORM]

[Number]	x	[Number]%	x	[Number]%	=	Number
STAR Target	x	Business Unit Performance Factor	x	Total Company Performance Factor	=	STAR Award

STAR Target

Based on	June 30 [YEAR] Base Salary:	[NUMBER]

	Band Level(s) during [YEAR]:	[NUMBER]

	STAR Target Percent:	[NUMBER]
(Adjusted and/or prorated, as appropriate)

	Base x STAR Target Percent:	[NUMBER]

	Your STAR Target:	[NUMBER]

Business Unit Performance Factor

Business Unit	Weight	Performance Factor
[Business Unit]	[NUMBER]	[NUMBER] %

Total Company Performance Factor

Organic Sales Growth	[NUMBER]
Earnings Per Share	[NUMBER]
Total Company Performance Factor	[NUMBER] %

Your STAR Award is [NUMBER] % of STAR Target

Appendix 3: Cover letter for STAR Grant

in Stock Options and Stock Appreciation Rights

TO:	Short Term Achievement Reward (STAR) Recipients of P&G Stock Options and Stock Appreciation Rights*

The attached stock option grant letter refers to your STAR award. The grant was determined by dividing the gross award amount to be paid in stock options (shown on your award summary previously distributed) by the [DATE] closing stock price of $ [NUMBER]. The result was multiplied by [NUMBER] and then rounded up to the next full share. No further action to accept this grant is required.

You may retain these STAR stock options until their expiration date in [NUMBER] years even if you leave the Company, as long as you are in good standing. This is true for STAR stock options only as they represent payment for the award that you have already earned. These options will vest in [NUMBER] years.

Stock options are granted under the terms and conditions of the 2009 Procter & Gamble Stock and Incentive Compensation Plan and the Regulations of the Compensation and Leadership Development Committee of the Board of Directors. The updated plan prospectus is available via the [WEBSITE].

Please keep a copy of the grant letter for your records. If you have any questions about the award granted, please direct them to [NAME]. Questions related to the exercise process should be directed to [NAME].

[NAME]

*	Recipients of stock appreciation rights should see their subsidiary Chief Financial Officer regarding the procedure for redeeming such rights.

Grant Letter for STAR Award in Stock Options

and Stock Appreciation Rights

[DATE]

[NAME]

Subject:            Non-Statutory Stock Option Series xx-STAR-xx

In recognition of your contributions to the success of the business, the Procter & Gamble Company (“Company”) hereby grants to you an option to purchase shares of the Procter & Gamble Common Stock as follows:

Grant Value:	[NUMBER]
Option Price per Share:	[NUMBER]
Number of Shares:	[NUMBER]
Date of Grant:	[DATE]
Expiration of Option:	[DATE]
Option Exercisable:	[NUMBER]% after [DATE]

This stock option is granted in accordance with and subject to the terms of The Procter & Gamble 2009 Stock and Incentive Compensation Plan (including any applicable sub-plan) (the “Plan”), the Regulations of the Compensation & Leadership Development Committee of the Board of Directors (the “Committee”), and the Exercise Instructions in place as may be revised from time to time,

You may access, download and/or print the terms, or any portion thereof, of the Plan by activating this hyperlink [LINK]. Nonetheless, if you would prefer to receive a paper copy of The Procter & Gamble 2009 Stock and Incentive Compensation Plan and/or the Regulations, please send a written request via email to [EMAIL ADDRESS]. Please understand that you will continue to receive future Plan materials and information via electronic mail even though you may have requested a paper copy.

This option is not transferable other than by will or the laws of descent and distribution and is exercisable during your life only by you. The Compensation & Leadership Development Committee has waived the provisions of Article G, paragraph 9 in the event of separation from the Company.

Please note that when the issue or transfer of the Common Stock covered by this option may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency, the Company reserves the right to refuse to issue or transfer said Common Stock and that any outstanding stock options may be suspended or terminated and net proceeds may be recovered by the Company if you fail to comply with the terms and conditions governing this award.

Under IRS standards of professional practice, certain tax advice must meet requirements as to form and substance. To assure compliance with these standards, we disclose to you that this communication is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties, or promoting, marketing or recommending to another party any transaction or matter addressed herein.

You do not need to do anything further to accept this award under the terms of the 2009 Stock Plan.

The Procter & Gamble Company
[NAME]

Grant Letter for STAR Award in RSUs

[DATE]

[NAME]

Subject:            Award of Restricted Stock Units (STAR)

This is to advise you that The Procter & Gamble Company, an Ohio corporation, is awarding you with Restricted Stock Units, on the dates and in the amounts listed below, pursuant to The Procter & Gamble 2009 Stock and Incentive Compensation Plan, and subject to the Regulations of the Compensation and Leadership Development Committee of the Board of Directors (“Regulations”) and to the attached Statement of Terms and Conditions Form [CODE]

Grant Date:	[DATE]
Original Settlement Date:	[DATE]
Number of Restricted Stock Units:	[NUMBER]

As you will see from the Statement of Terms and Conditions Form [CODE], under certain circumstances you may agree with The Procter & Gamble Company to delay the settlement of your Restricted Stock Units beyond the Original Settlement Date. You may want to consult your personal tax advisor before making a decision about this matter.

THE PROCTER & GAMBLE COMPANY
[NAME]

☐

I hereby accept the Award of Restricted Stock Units set forth above in accordance with and subject to the terms of The Procter & Gamble 2009 Stock and Incentive Compensation Plan, the Regulations and the attached Statement of Terms and Conditions for Restricted Stock Units, with which I am familiar. I agree that the Award of Restricted Stock Units, The Procter & Gamble 2009 Stock and Incentive Compensation Plan, the Regulations and the attached Statement of Terms and Conditions for Restricted Stock Units together constitute an agreement between the Company and me in accordance with the terms thereof and hereof, and I further agree that any legal action related to this Award of Restricted Stock Units may be brought in any federal or state court located in Hamilton County, Ohio, USA, and I hereby accept the jurisdiction of these courts and consent to service of process from said courts solely for legal actions related to this Award of Restricted Stock Units.

☐	I hereby reject the Award of Restricted Stock Units set forth above.

Date Signature